Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

March 27, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Fermo Group, Inc.

Stuttgart, Germany

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1 Amendment No. 1, Registration Statement under the Securities Act of 1933, filed by Fermo Group, Inc. of our report dated January 23, 2012, relating to the financial statements of Fermo Group, Inc. as of and for the period ending December 31, 2011, and the reference to us under the caption “Experts”.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan